SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CHERUBIM INTERESTS, INC

(Exact name of registrant as specified in its charter)

State of Nevada	98-0585268
(Jurisdiction of incorporation or organization)	(IRS Employer Identification No)

1340 Norwood DR. Bedford, Texas	76022
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange class registered
Shares of COMMON STOCK	OTC MARKETS PINK

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) check this box   X .

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d) check the box       .

Securities Commission file number to which this form relates:     333-150061

Securities to be registered pursuant to Section 12(g) of the Act:   NONE

ITEM 1. Description of Registrant’s Securities to be Registered.

A description of CHERUBIM INTERESTS, INC common shares of stock to be registered hereunder is contained in Registrant’s S-1 accepted by the SEC on April 9, 2008 (Commission number 333-150062) and Form 10-K filed December 19, 2015, which are incorporated herein by reference.

ITEM 2. Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed with this registration statement on Form 8-A, because no other securities of the Registrant are registered on OTC MARKETS PINK and the securities here are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE:  October 28, 2015

CHERUBIM INTERESTS, INC.

           (Registrant)

By:  /s/ Patrick Johnson

Name:  Patrick Johnson

Title:    CEO